Exhibit 5.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
September 13, 2011	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
Motorcar Parts of America, Inc.	Hong Kong	Shanghai
2929 California Street	Houston	Silicon Valley
Torrance, CA 90503	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	Motorcar Parts of America, Inc. Registration Statement on Form S-3 - $150,000,000 Proposed Maximum Aggregate Offering Price

Ladies and Gentlemen:

We have acted as special counsel to Motorcar Parts of America, Inc., a New York corporation (the “Company”), in connection with the filing on September 13, 2011, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of up to $150,000,000 in aggregate offering price of securities for sale from time to time.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (each as defined below), other than as expressly stated herein with respect to the issuance of the Common Stock and Debt Securities (both as defined below).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering by the Company of (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company and (ii) one or more series of debt securities of the Company, which may be either senior or subordinated debt securities (the “Debt Securities”), or any combination of the foregoing.  The Common Stock and Debt Securities plus any additional Common Stock and Debt Securities that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.”  Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or into other securities.  The Debt Securities will be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as Exhibit 4.3 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

September 13, 2011

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.           When the issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.           When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security have been duly established in accordance with such Indenture and authorized by all necessary corporation action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and the related Prospectus Supplement(s) and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law (including the waiver of such rights in Section 4.4 of the Indenture), or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides and (r) the severability, if invalid, of provisions to the foregoing effect.

September 13, 2011

With your consent, we have assumed (i) that each of the Indenture and Debt Securities (the “Documents”) will be duly authorized, executed and delivered by the parties thereto, (ii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP